============================================================================
     As filed with the Securities and Exchange Commission on April 8, 1997.

                                          Registration No. 33-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        Phoenix Gold International, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

            Oregon                                93-1066325
            ------                                ----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

                            9300 North Decatur Street
                             Portland, Oregon 97203
                         -----------------------------
               (Address of principal executive offices) (Zip Code)


                   Amended and Restated 1995 Stock Option Plan

                  Matthew W. Chapman Nonstatutory Stock Option

                   Frank G. Magdlen Nonstatutory Stock Option
               --------------------------------------------------
                            (Full title of the plan)

                                 Kurt W. Ruttum
                       Vice President and General Counsel
                        Phoenix Gold International, Inc.
                            9300 North Decatur Street
                             Portland, Oregon 97203
                                 (503) 288-2008
                     -------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                               Proposed         Proposed
                                maximum          maximum             Amount
Title of        Amount         offering         aggregate              of
securities      to be          price per        offering           registration
to be           registered      share            price                 fee
registered        (1)           (2)                                   (3)
----------      -----------    ----------       ---------          -------------

Common          210,000        $5.22            $1,096,300            $333
Stock, no       shares
par value

-----------------------------------

(1) This filing registers 200,000 shares of the Company's Common Stock reserved for issuance under its Amended and Restated 1995 Stock Option Plan, 5,000 shares of the Company's Common Stock reserved for issuance under the Matthew W. Chapman

Nonstatutory Stock Option and 5,000 shares of the Company's Common Stock reserved for issuance under the Frank G. Magdlen Nonstatutory Stock Option. The Company previously registered 315,000 shares of the Company's Common Stock on Form S-8 (Registration No. 33-98648) reserved for issuance under the Company's 1995 Stock Option Plan, which plan was amended and restated by the Company's Board of Directors in July 1996 with such changes approved by the Company's shareholders in February 1997.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based upon (a) the actual price for 10,000 shares of the Company's Common Stock subject to previously granted options (which are exercisable at a price of $4.63 per share) and (b) the estimated proposed maximum offering price of the remaining 200,000 shares reserved for issuance based upon the average of the high and low prices of the Common Stock on April 2, 1997 as reported by The Nasdaq Stock Market, Inc. ($5.25 per share).

(3) Based upon the estimated proposed maximum aggregate offering price for the 210,000 shares of the Company's Common Stock registered hereunder.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

         The following documents filed by Phoenix Gold International, Inc., an Oregon corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1996

     (b) The Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1996.

     (c) The description of the Company's common stock, no par value (the "Common Stock"), as set forth in its registration statement on Form SB-2 as declared effective by the Commission on May 3, 1995 (Registration No. 33-90588).

         All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Company has adopted provisions in its 1995 Restated Articles of Incorporation ("Articles") and Restated Bylaws that limit the liability of its directors to the fullest extent permitted by the Oregon Business Corporation Act. Under the Company's Articles and Restated Bylaws, and as permitted by the Oregon Business Corporation Act, no director is liable to the Company or its shareholders for monetary damages for breaches of certain fiduciary duties as a director of the Company. Such limitation of liability does not affect a director's liability for a breach of the director's duty of loyalty to the Company or its shareholders, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, any unlawful distributions, or a transaction from which the director receives an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Articles permit and its Restated Bylaws require the Company to indemnify its officers and directors to the fullest extent permitted by law. The Company has entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Oregon law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company. The Company has obtained insurance covering its directors and executive officers against certain liabilities, including liabilities under federal and state securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-B is located on page II-4 of this registration statement.

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution;

     PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities offered that remain unsold at the end of the offering.

                         [Signatures on following page]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 7, 1997.

                                       PHOENIX GOLD INTERNATIONAL, INC.

                                       By: /s/ Keith A. Peterson
                                          ----------------------------------
                                          Keith A. Peterson
                                          Chairman, President and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith A. Peterson and Timothy G. Johnson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

NAME AND POSITION:                                     DATE:


/s/ Keith A. Peterson                                  April 7, 1997
-------------------------------
Keith A. Peterson
Chairman, President, Chief Executive Officer
and Director (Principal Executive Officer)


/s/ Timothy G. Johnson                                 April 7, 1997
-------------------------------
Timothy G. Johnson
Executive Vice President,  Chief Operating
Officer and Director


/s/ Joseph K. O'Brien                                  April 7, 1997
--------------------------------
Joseph K. O'Brien
Chief Financial Officer (Principal Financial
and Accounting Officer)


/s/ Frank G. Magdlen                                   April 7, 1997
--------------------------------
Frank G. Magdlen
Director


/s/ Matthew W. Chapman                                 April 7, 1997
--------------------------------
Matthew W. Chapman
Director

                                INDEX TO EXHIBITS

EXHIBIT     EXHIBIT                                                        PAGE
NUMBER

4.1 Registrant's 1995 Restated Articles of Incorporation and Articles of Amendment (Incorporated by reference to Exhibit 3(i) of the Company's Registration Statement on Form SB-2 as declared effective on May 3, 1995 (Registration No.33-90588)

4.2 Registrant's Restated Bylaws (Incorporated by reference to Exhibit 3(ii) of the Company's
            Registration Statement on Form SB-2 as declared effective on May 3, 1995 (Registration No. 33-90588)

5           Opinion of Tonkon, Torp, Galen, Marmaduke & Booth              7

23.1        Consent of Deloitte & Touche LLP, Independent Auditors         8

23.2        Consent of Tonkon, Torp, Galen, Marmaduke & Booth
            (included in Exhibit 5)

24          Power of Attorney (See Page II-4)

99.1        Amended and Restated 1995 Stock Option Plan                    9
            dated January 27, 1995

99.2        Matthew W. Chapman Nonstatutory Stock Option Agreement         17

99.3        Frank G. Magdlen Nonstatutory Stock Option Agreement           20